EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2020, with respect to the consolidated financial statements included in the Annual Report of Repay Holdings Corporation on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statements of Repay Holdings Corporation on Form S-3 (File No. 333-232961) and on Form S-8 (File No. 333-233879).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 16, 2020